[LETTERHEAD, STANDARD MOTOR PRODUCTS]

FOR IMMEDIATE RELEASE

                                                  For more information, contact:
                                                                  James J. Burke
                                                   Standard Motor Products, Inc.
                                                                  (718) 392-0200

                                                                    Jennifer Tio
                                                Maximum Marketing Services, Inc.
                                                            (312) 226-4111 x2449
                                                   Jennifer.tio@maxmarketing.com

                     STANDARD MOTOR PRODUCTS, INC. ANNOUNCES
               FIRST QUARTER 2005 RESULTS AND A QUARTERLY DIVIDEND

New York, NY, May 10, 2005......Standard Motor Products, Inc. (NYSE: SMP), an
automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months ended March 31, 2005.

Consolidated net sales for the first quarter of 2005 were $207.3 million, compared to consolidated net sales of $204.8 million during the comparable quarter in 2004. Earnings from continuing operations for the first quarter of 2005 were $1.1 million or 5 cents per diluted share, compared to losses from continuing operations of $545,000 or 3 cents per diluted share in the first quarter of 2004.

First quarter 2005 consolidated net sales increased slightly. Consolidated gross margins were 23.4% in the first quarter of 2005 compared to 24.9% in the first quarter of 2004, reflecting a 1.5 percentage point decrease. Offsetting the gross margin decline was a 2.8 percentage point reduction in selling, general and administrative (SG&A) expenses. The net result was that operating income increased $3.6 million in the first quarter of 2005 as compared to the comparable period in the prior year.

Commenting on the results, Mr. Lawrence Sills, Standard Motor Products' Chairman and Chief Executive Officer, said, "While we are starting to see the benefits of the Dana Engine Management (DEM) integration, we are not yet achieving the targets that we have set for ourselves. Despite only a slight increase in sales, we have made substantial reductions in SG&A. The $5 million quarterly SG&A improvement from the first quarter of 2004 was primarily a result of the synergies from the DEM integration."

Mr. Sills added, "We have not yet achieved similar improvements in gross margin. We are still working off the high cost DEM inventory, and because we have added so many new people, we are running below pre-acquisition efficiency levels. However, our efficiencies are improving continuously; we have announced price increases for the second half of the year, which have been accepted by our customers; and we have begun placing orders for material components which will result in additional cost savings. We remain optimistic about hitting all of our planned goals."

The Board of Directors has approved payment of a quarterly dividend of nine cents per share on the common stock outstanding. The dividend will be paid on June 1, 2005 to stockholders of record on May 16, 2005.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Tuesday, May 10, 2005. The dial in number is 800-362-0571. The playback number is 800-839-0861 (domestic) or 402-220-0661 (international), and the ID # is STANDARD.


UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, STANDARD MOTOR PRODUCTS CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE RISKS AND UNCERTAINTIES DISCUSSED IN THIS PRESS RELEASE ARE THOSE DETAILED FROM TIME-TO-TIME IN PRIOR PRESS RELEASES AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. BY MAKING THESE FORWARD-LOOKING STATEMENTS, STANDARD MOTOR PRODUCTS UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.

                                       ###

                             STANDARD MOTOR PRODUCTS
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                             (Dollars in thousands)

                                     ASSETS

                                                  March 31,     December 31,
                                                    2005            2004
                                                ------------    ------------

Cash                                            $      8,795    $     14,934

Accounts receivable, gross                           208,575         160,706
Allowance for doubtful accounts                        9,732           9,354
                                                ------------    ------------
Accounts receivable, net                             198,843         151,352

Inventories                                          264,571         258,641
Other current assets                                  24,642          22,289

                                                ------------    ------------
Total current assets                                 496,851         447,216
                                                ------------    ------------

Property, plant and equipment, net                    95,256          97,425
Goodwill and other intangibles                        69,475          69,911
Other assets                                          41,743          42,017

                                                ------------    ------------
Total assets                                    $    703,325    $    656,569
                                                ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable                                   $    146,439    $    109,416
Current portion of long term debt                        534             534
Accounts payable trade                                69,809          46,487
Accrued customer returns                              22,607          23,127
Restructuring accrual                                  5,767           6,999
Other current liabilities                             53,514          65,893

                                                ------------    ------------
Total current liabilities                            298,670         252,456
                                                ------------    ------------

Long-term debt                                       114,101         114,236
Accrued asbestos liabilities                          25,985          26,060
Postretirement & other liabilities                    45,888          44,111
Restructuring accrual                                 11,301          12,394

                                                ------------    ------------
Total liabilities                                    495,945         449,257
                                                ------------    ------------

Total stockholders' equity                           207,380         207,312

                                                ------------    ------------
Total liabilities and stockholders' equity      $    703,325    $    656,569
                                                ============    ============

                          STANDARD MOTOR PRODUCTS, INC.
                      Consolidated Statements of Operations

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     THREE MONTHS ENDED
                                                                          MARCH 31,
                                                                    2005             2004
                                                                ------------     ------------
NET SALES                                                       $    207,326     $    204,781

COST OF SALES                                                        158,891          153,821
                                                                ------------     ------------
GROSS PROFIT                                                          48,435           50,960

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                            42,076           47,328
RESTRUCTURING EXPENSES                                                   524            1,367
                                                                ------------     ------------
OPERATING INCOME                                                       5,835            2,265

OTHER INCOME (EXPENSE), NET                                             (215)             243

INTEREST EXPENSE                                                       3,775            3,234
                                                                ------------     ------------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES                1,845             (726)

INCOME TAX EXPENSE (BENEFIT)                                             792             (181)
                                                                ------------     ------------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS                             1,053             (545)

LOSS FROM DISCONTINUED OPERATION, NET OF TAX                            (407)            (425)
                                                                ------------     ------------
NET EARNINGS (LOSS)                                             $        646     $       (970)
                                                                ============     ============
NET EARNINGS (LOSS) PER COMMON SHARE:

   BASIC EARNINGS (LOSS) FROM CONTINUING OPERATIONS             $       0.05     $      (0.03)
   DISCONTINUED OPERATION                                              (0.02)           (0.02)
                                                                ------------     ------------
   NET EARNINGS (LOSS) PER COMMON SHARE - BASIC                 $       0.03     $      (0.05)
                                                                ============     ============
   DILUTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS           $       0.05     $      (0.03)
   DISCONTINUED OPERATION                                              (0.02)           (0.02)
                                                                ------------     ------------
   NET EARNINGS (LOSS) PER COMMON SHARE - DILUTED               $       0.03     $      (0.05)
                                                                ============     ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES                          19,440,356       19,233,543
WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND DILUTIVE SHARES      19,478,064       19,233,543